SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 31, 2000




                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)


       Florida                       001-12739                    59-2327-381
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   (State or other               (Commission File             (I.R.S. Employer
    jurisdiction                      Number)                  Identification
  of incorporation)                                                 No.)



                             1810 N.E. 144th Street
                           North Miami, Florida 33181
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (305) 944-7710



                                       N/A
     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.     Other Events

         On May 31, 2000 (the "Closing Date"), Advanced Electronic Support Products, Inc. (the "Company") closed its acquisition of Lanse AS, a Norwegian corporation ("Lanse"), pursuant to a Stock Purchase Agreement (the "Purchase Agreement") dated May 31, 2000 by and among Jotec/AESP AS, a wholly owned subsidiary of the Company ("Buyer") and the shareholders of Lanse (the "Sellers"). Pursuant to the Purchase Agreement, Buyer purchased from Sellers all of the outstanding common stock of Lanse for a purchase price of $575,000 in cash and 294,170 shares of the Company's common stock (valued at $533,000).The purchase price was determined in arms-length negotiations between the Company and the Sellers.

         Lanse, located in Oslo, Norway, manufactures and distributes networking hardware to the installation industry in Norway and also holds exclusive rights in Norway for the Telesafe(TM) product line of passive networking products. Pursuant to the terms of the Purchase Agreement, the Sellers previously employed by Lanse have agreed not to conduct, promote or otherwise engage, directly or indirectly, in businesses which are in competition with Lanse for a period of 2 years following the Closing Date. During 1999, Lanse had revenues and net income of approximately $3.3 million and $53,000, respectively.

         The foregoing is a summary of certain information contained in the Purchase Agreement. Reference is made to the more detailed information contained therein and attached hereto as Exhibit 2.1.


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

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

         (a)       Financial Statements

                   The Company is not required file historical financial statements of Lanse under Rule 3-05 of Regulation S-X since Lanse is not a significant subsidiary of the Company.

         (x)       Exhibits

                   2.1 Stock Purchase Agreement dated May 31, 2000 by and among Jotec AESP AS and the shareholders of Lanse AS (English translation).


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ADVANCED ELECTRONIC SUPPORT
                                     PRODUCTS, INC.


Dated: July 5, 2000                  By: /s/ Slav Stein
                                        ----------------------------------------
                                         Slav Stein, Chief Executive Officer and
                                         President


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

                                INDEX TO EXHIBITS


      Exhibit                                 Exhibit
       Number                                Description
-------------------   ----------------------------------------------------------
        2.1           Stock Purchase Agreement dated May 31, 2000 by and among
                      Jotec AESP AS and the shareholders of Lanse AS (English translation)


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